UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 18, 2017
(Date of Report (Date of Earliest Event Reported))
EXTRA SPACE STORAGE INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 365-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders
The 2017 annual meeting of stockholders of Extra Space Storage Inc. (the "Company") was held on May 18, 2017. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.
Proposal 1. The election of seven members of the Company’s board of directors for terms expiring at the 2018 annual meeting of stockholders and until their successors are duly elected and qualify.

Director	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
1. Kenneth M. Woolley	100,946,894	7,878,473	22,343	9,263,182
2. Joseph D. Margolis	105,986,655	2,838,971	22,084	9,263,182
3. Roger B. Porter	85,726,156	23,079,663	41,891	9,263,182
4. Spencer F. Kirk	92,188,523	16,635,711	23,476	9,263,182
5. Dennis J. Letham	107,271,369	1,553,369	22,972	9,263,182
6. Diane Olmstead	86,012,157	22,694,891	140,662	9,263,182
7. K. Fred Skousen	85,822,762	22,979,733	45,215	9,263,182
Proposal 2. The ratification of the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
115,692,594	2,385,477	32,821	—
Proposal 3. The approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in the Company’s proxy statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
104,776,273	4,013,495	57,942	9,263,182
Proposal 4. The approval, on an advisory basis, of the frequency of stockholder votes on executive compensation. Based on the results below, the Company has determined that it will hold a stockholder advisory vote on the compensation of the Company's named executive officers every year.

Every Year	Every Two Years	Every Three Years	Votes Abstain	Broker Non-Vote
98,860,977	28,732	9,924,027	33,974	9,263,182

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: May 23, 2017	By:	/s/ Gwyn McNeal
		Name:	Gwyn McNeal
		Title:	Executive Vice President and Chief Legal Officer